EXHIBIT 10.1

$2,650.00	August 4, 2014

PROMISSORY NOTE

As hereinafter agreed Jolley Marketing Inc., jointly and severally, promises to pay to the order of TradeCo, Inc., Two Thousand Six Hundred Fifty Dollars and no cents. ($2,650.00). It is hereby agreed that the said amount shall be payable in full twenty-four months from the date of the note. Interest shall accrue at the rate of Eight Percent (8%) per annum will be charged on the unpaid balance until the whole amount of the principal and interest is paid. There shall be no penalty for early payment of this note.

Should default be made in the payment of the demand note then the whole unpaid amount shall become immediately due and payable; and in the event default is made and said note is placed in the hands of an attorney for collection or suit is brought on the same, then the undersigned agrees to pay all costs and attorney’s fees that might be incurred. If there is a lawsuit, borrower agrees upon lenders request to submit to the jurisdiction of the county of Utah County, the State of Utah. This Note shall be governed by and construed in accordance with the laws of the State of Utah.

UNDERSIGNED:

Steven White

/s/ Steve White

Steven White, President

Jolley Marketing, Inc.